BY-LAWS
                                       of
                       INTEGRATED LIVING COMMUNITIES, INC.

                                    Article 1
                               CORPORATION OFFICE

                  Section 1.1. Registered Office. The registered office of the Corporation shall be Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801.

                  Section 1.2. Principal Office. The principal office of the Corporation shall be in Naples, Florida.

                  Section 1.3. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may from time to time require.


                                    Article 2
                             STOCKHOLDERS' MEETINGS

                  Section 2.1. Place and Time of Meetings. All meetings of the stockholders shall be held at such time and place as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof. If no such place is fixed by the Board of Directors, meetings of the stockholders shall be held at the principal office of the Corporation.

                  Section 2.2. Annual Meetings. The annual meeting of the stockholders shall be held on the third Thursday in April in each year, if not a legal holiday, and, if a legal holiday, then on the next full business day, at the Corporation's principal office or at such other place, date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or a duly executed waiver of notice thereof.

                  At such annual meeting, the stockholders shall elect successors to the directors whose terms shall expire that year to serve for a term of one year and until their successors shall have been duly elected and qualified or until their earlier resignation or removal. The stockholders also shall transact such other business as may properly be brought before the meeting.

                  Section 2.3. Nomination and Election of Directors. At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 2.3. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this Section 2.3. Such nominations, other than those made by the Board of Directors, or any committee designated by the Board of Directors, may be made only if written notice of a stockholder's intent to nominate one or more persons for election is given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders, or (ii) if the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such stockholder's notice shall set forth (a) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholders, (ii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class, series and number of shares of stock of the Corporation held of record, beneficially and by proxy by such stockholder as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons naming such person or persons pursuant to which the nomination or nominations are to be made by such stockholder; and (b) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of stock of the Corporation which are held of record, beneficially and by proxy by such person as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination. The chairman of the meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 2.3, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  Section 2.4. Special Meetings. Unless otherwise provided by law, special meetings of the stockholders may be called by the chairman of the Board of Directors or the president or by order of the Board of Directors by a resolution approved by a majority of the entire Board of Directors, whenever deemed necessary.

                  Section 2.5. Notice of Meetings. Written notice of all meetings of stockholders other than adjourned meetings of stockholders, stating the place, date and hour, and, in the case of special meetings of stockholders, the purpose or purposes thereof, shall be served upon or mailed, postage prepaid, or telegraphed, charges prepaid, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation. Such notices may be given at the discretion of, or in the name of, the Board of Directors, the President, any Vice President, the Secretary or any Assistant Secretary. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

                  Section 2.6. Organization and Order of Business. At all meetings of the stockholders, the chairman of the Board of Directors or, in his absence, the deputy chairman of the Board of Directors (if any) or, in the absence of both, the president, shall act as chairman. In the absence of all of the foregoing officers or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman. The secretary of the Corporation or, in his absence, an assistant secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the secretary nor any assistant secretary is present, the chairman may appoint any person to act as secretary of the meeting.

                  The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

                  At each annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 60 days before the date of the applicable annual meeting. A stockholder's notice to the secretary shall set forth as to each matter (a) the description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, including the complete text of any resolutions to be presented at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder proposing such business, (c) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class, series and number of shares of stock of the Corporation, held of record, beneficially and by proxy by the stockholder as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, (e) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) in connection with the proposing of such business by the stockholder, and (f) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 2.6, and if he should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision). The secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

                  Section 2.7. Quorum of and Action by Stockholders. The presence, in person, by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and, unless otherwise specifically provided by statute, the acts of such stockholders at a duly organized meeting shall be the acts of stockholders with respect to such matter.

                  If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy may, except as otherwise provided by statute, adjourn the meeting from time to time to such time and place as they may determine, without notice other than an announcement at the meeting, until a quorum shall be present in person or by proxy.

                  At any adjourned meeting at which a quorum had been present, stockholders present in person or by proxy at a duly organized and constituted meeting, can continue to do business with respect to any matter properly submitted to the meeting until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum for the purposes of considering any particular such matter.

                  Section 2.8. Voting. Except as may be otherwise provided by statute or by the Certificate of Incorporation, at every meeting of the stockholders, every stockholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the stock transfer books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

                  Section 2.9. Voting by Proxy.  Every  stockholder  entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be voted or acted upon after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                  Section 2.10. Record Date. The Board of Directors may fix a time, not more than sixty nor less than ten days prior to the date of any meeting of the stockholders, or the date fixed for the payment of any dividend or distribution or distribution, or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as the record date for the determination of the stockholders entitled to notice of, or to vote at, such meeting, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

                  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each stockholder of record at the address appearing on the stock transfer books of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.

                  If no record date is fixed by the Board of Directors for the determination of stockholders who are entitled to receive notice of, or to vote at, a meeting of the stockholders, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares, transferees of shares which are transferred on the stock transfer books of the Corporation within the ten days immediately preceding the date of such meeting, dividend, distribution, allotment of rights or exercise of such rights shall not be entitled to notice of, or to vote at, such meeting, or to receive payment of any dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares.

                  Section 2.11. Stockholder's List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of the stockholders, a complete alphabetical list of the stockholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or if not so specified, at the place where the meeting is to be held and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours for a period of at least ten days prior to the meeting. Such list shall be produced at the meeting and shall be kept open for inspection by any stockholder during the entire meeting. The original stock transfer books of the Corporation shall be prima facie evidence as to who are the stockholders entitled to exercise the rights of a stockholder.

                  Section 2.12. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy, shall make such appointment at the meeting. The number of inspectors shall be one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. No person who is a candidate for office shall act as an inspector.

                  The inspectors of election shall do all such acts as may be proper to conduct the election or vote and such other duties as may be prescribed by statute with fairness to all stockholders, and, if requested by the chairman of the meeting or any stockholder or his proxy, shall make a written report of any matter determined by them and execute a certificate as to any fact found by them. If there are three inspectors of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

                  Section 2.13. Action by Written Consent of the Stockholders. Any action required to be taken at an annual or special meeting of stockholders, or of a class thereof, or any action which may be taken at any annual or special meeting of such stockholders, or of a class thereof, may be taken without a meeting, without prior notice and without a vote, only if the number of stockholders is fewer than two holders. If the number of stockholders is two or more, then no action by stockholders may be taken by written consent.



                                    Article 3
                                    DIRECTORS


                  Section 3.1. Powers.

                  (a) General Powers. The Board of Directors shall have all the power and authority granted by law to the Board of Directors, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

                  (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and these By-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                  (i) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust;

                  (ii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation;

                  (iii) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent of disqualified member at any meeting of the committee. If specifically granted this power by the Board of Directors in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member;

                  (iv) To fix the place, time and purpose of meetings of the stockholders;
and

                  (v) To fix the compensation of directors and officers for their services.

                  Section 3.2. Number and Terms of Directors. The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than nine, and shall be determined by resolution of the Board of Directors, except that whenever all of the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than five but not less than the number of stockholders. Directors shall be natural persons of full age and need not be residents of Delaware or stockholders of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1996, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall be governed by the terms of the resolutions adopted by the Board of Directors pursuant to Article IV of the Restated Certificate of Incorporation and such directors so elected shall not be divided into classes pursuant to this Section 3.2. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

                  Section 3.3. Vacancies. Except as otherwise provided in the Certificate of Incorporation, these By-laws or written agreement, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, or by the sole remaining director, as the case may be, irrespective of whether holders of any class or series of stock or other voting securities of the Corporation are entitled to elect one or more directors to fill such vacancies or newly created directorships at the next annual meeting of the stockholders. Each person so elected shall be a director until his successor is elected by the stockholders at the annual meeting of the stockholders at which the class of directors to which he was elected is up for election or at any special meeting of the stockholders prior thereto duly called for that purpose.

                  Section 3.4. Organization Meetings. The organization meeting of each newly elected Board of Directors shall be held immediately following the meeting of the stockholders at which such directors were elected without the necessity of notice to such directors to constitute a legally convened meeting or at such time and place as may be fixed by a notice, or a waiver of notice, or a consent signed by all of such directors.

                  Section 3.5. Regular Meetings. The Board of Directors shall have the power to fix by resolution the place, date and hour of regular meetings of the Board of Directors.

                  Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the President of the Corporation on one day's notice to each director, either personally or by mail, telephone or telegram. Special meetings of the Board of Directors shall be called by the President or the Secretary of the Corporation in like manner and on like notice upon the written request of any two directors.

                  Section 3.7. Notices of Meetings. All meetings of the Board of Directors may be held at such times and places as may be specified in the notice of meeting or in a duly executed waiver of notice thereof. Notice of regular meetings of the Board of Directors shall be given to each director at least three days before each meeting either personally or by mail, telegram or telephone. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 3.8. Quorum. At all meetings of the Board of Directors, the presence, in person or by telephonic or similar communications, of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation of the

Corporation, these By-laws or written agreement. If a quorum shall not be present, in person or by telephonic or similar communications equipment, at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be so present.

                  Section 3.9. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or a committee thereof, as the case may be, consent thereto in writing, and such consent is filed with the minutes of proceedings of the Board of Directors, or committee.

                  Section 3.10. Compensation. Directors, as such, may receive a stated salary for their services, or a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors, or any committee thereof, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                    Article 4
                                    OFFICERS

                  Section  4.1.  Election  and  Office.   The  officers  of  the
Corporation shall be elected annually by the Board of Directors at its organization meeting and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary. Each officer of the Corporation shall hold office for such term, have such authority and perform such duties as set forth in these By-laws or as may from time to time be prescribed by the Board of Directors in consultation with the President. Any two or more offices may be held by the same person.

                  Section 4.2. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                  Section 4.3. Removal and Vacancies. The Board of Directors may remove any officer or agent elected or appointed at any time and within the period, if any, for which such person was elected or employed whenever in the judgment of the Board of Directors it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                  Section 4.4. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of a chief executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware or any other applicable law, these By-laws and the actions of the Board of Directors, he may appoint, suspend, and discharge employees, agents and assistant officers, may fix the compensation of all officers and assistant officers, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

                  Section 4.5. Powers and Duties of Vice Presidents. Each Vice President shall have such duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President. In the event of a temporary absence of the President on vacation or business, the President may designate a Vice President or Vice Presidents who will perform the duties of the President in such absence. In the event of a prolonged absence of the President due to illness or disability or for any other reason, the Board of Directors shall designate a Vice President or Vice Presidents who will perform the duties of the President during such absence.

                  Section 4.6. Powers and Duties of the Secretary. The Secretary of the Corporation shall attend all meetings of the Board of Directors and of the stockholders and shall keep accurate records thereof in one or more minute books kept for that purpose, shall give, or cause to be given, the required notice of all meetings of the stockholders and of the Board of Directors, shall keep in safe custody the corporate seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or any Assistant Secretary or Assistant Treasurer of the Corporation. The Secretary also shall keep, or cause to be kept, the stock certificate books, stock transfer books and stock ledgers of the Corporation, in which shall be recorded all stock issues, transfers, the dates of same, the names and addresses of all stockholders and the number of shares held by each, shall, when necessary, prepare new certificates upon the transfer of shares and the surrender of the old certificates, shall cancel such surrendered certificates and shall perform such other duties as may be assigned to him by the President.

                  Section 4.7. Powers and Duties of the Treasurer. The Treasurer of the Corporation shall have the custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the President, shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall have the right to affix the seal of the Corporation to any instrument requiring it, and to attest to the same by his signature and, if so required by the Board of Directors, he shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                  Section 4.8. Designation of a Chief Financial Officer. The Board of Directors shall have the power to designate from among the Chairman, any Vice Chairman, the President, any Vice President or the Treasurer of the corporation, a Chief Financial Officer who shall be deemed the principal financial and accounting officer. In the event that the Treasurer is not designated by the Board of Directors as the Chief Financial Officer, the Treasurer shall report to the Chief Financial Officer from time to time concerning all duties which the Treasurer is obligated to perform and the Chief Financial Officer shall, subject to the reasonable direction of the President or the Board of Directors, at his election, assume such of the duties of the Treasurer as are provided in Section 4.7 hereof as he shall deem appropriate.


                                    Article 5
             INDEMNIFICATION OF DIRECTORS, OFFICERS OR OTHER PERSONS

                  Section 5.1. The Corporation shall indemnify any director of the Corporation and any officer of the Corporation holding the position of Senior Vice President or any higher office of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect.

                  Section 5.2. The provisions of Section 5.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while Section 5.1 and the relevant provisions of Delaware General Corporation Law and any other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore, or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  Section 5.3. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses
(including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect.

                  Section 5.4. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 or 5.3 of this by-law, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section 5.5. Any  indemnification  pursuant to Sections 5.1 or
5.3 of this by-law (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct; to-wit, that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Section 5.6. The Corporation shall, with respect to persons entitled to indemnification pursuant to Section 5.1, and may, with respect to persons who may be indemnified pursuant to Section 5.3, pay the expenses incurred in defending any proceeding in advance of its final determination, provided, however, that such advances may be made only upon the representation that such person believes he or she is entitled to indemnification thereunder and the receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified thereunder.

                  Section 5.7. The indemnification and advancement of expenses provided by, or granted pursuant to, this by-law shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any certificate of incorporation, articles of incorporation, articles of association, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  Section 5.8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this by-law or of applicable law, if and whenever the Board of Directors of the Corporation deems it to be in the best interests of the Corporation to do so.

                  Section 5.9. For purposes of this by-law and indemnification thereunder, any person who is or was a director or officer of any other corporation of which the

Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the request of the Corporation.

                  Section 5.10. The Corporation may provide indemnification under this by-law to any employee or agent of the Corporation or of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise in which the Corporation has or at the time had an interest as an owner, creditor, or otherwise, if and whenever the Board of Directors of the Corporation deems it in the best interests of the Corporation to do so.

                  Section 5.11. For purposes of this by-law, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this by-law with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                      -25=

                  Section 5.12. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) indemnify any and all persons whom the Corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the Board of Directors of the Corporations deems it to be in the best interests of the Corporation to do so.

                  Section 5.13. The indemnification or advancement of expenses provided by, or granted pursuant to, this by-law shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 5.14. If a claim under this Section 5 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action, other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that the claimant has not met the standards of conduct enumerated above which make it permissible under the Delaware General Corporation Law for the Corporation to
indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation, including its Board of Directors, independent legal counsel, or its stockholders, to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth above and in the Delaware General Corporation Law, nor an actual determination by the Corporation, including its Board of Directors, independent legal counsel, or its stockholders that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 5.15. If this Section 5 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify, and advance expenses to, each director, officer, employee or agent of the Corporation to the full extent permitted by any applicable portion of this Section 5 that shall not have been invalidated and to the full extent permitted by applicable law.


                                    Article 6
                                  CAPITAL STOCK

                  Section 6.1. Stock Certificates. The certificates for shares of the Corporation's capital stock shall be numbered and registered in a share register as they are issued, shall bear the name of the registered holder, the number and class of shares represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be, shall be signed by the President or any Vice

President of the Corporation and the Secretary, any Assistant Secretary or the Treasurer of the Corporation or any other person properly authorized by the Board of Directors and shall bear the seal of the Corporation, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the office had not ceased to be such at the date of its issue.

                  Section 6.2. Transfer of Shares. Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by an attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the stock transfer books and share register of the Corporation.

                  Section 6.3. Lost Certificates. Should any stockholder of the Corporation allege the loss, theft or destruction of one or more certificates for shares of the Corporation and request the issuance by the Corporation of a substitute certificate therefor, the Board of Directors may direct that a new certificate of the same tenor and for the same number of shares be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance of such certificate, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such form and for such sum and with such surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                  Section 6.4. Dividends. The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation.

                  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, shall deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purposes as the Board of Directors shall believe to be in the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                    Article 7
                        FINANCIAL REPORT TO STOCKHOLDERS

                  The President of the Corporation and the Board of Directors shall present at each annual meeting of the stockholders a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant or sent to the stockholders of the Corporation.


                                    Article 8
                                CHECKS AND NOTES

                  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or the President may from time to time designate.


                                    Article 9
                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be as determined from time to time by resolution of the Board of Directors.

                                   Article 10
                                      SEAL

                  The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                   Article 11
                         NOTICES; COMPUTING TIME PERIODS

                  Section 11.1. Method and Contents of Notice. Whenever, under the provisions of statute or of the Certificate of Incorporation or of these By-laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail postage prepaid, or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting, if any, and, in the case of a special meeting of the stockholders, the general nature of the business to be transacted.

                  Section 11.2. Waiver of Notice. Any written notice required to be given to any person may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required for any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of the stockholders.

                  Section 11.3. Computing Time Periods. In computing the number of days for purposes of these By-laws, all days shall be counted, including Saturdays, Sundays or holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

                                   Article 12
                                   AMENDMENTS

                  These By-laws may be altered, amended or repealed by a majority vote of the stockholders entitled to vote thereon at any annual or special meeting duly convened after notice to the stockholders of that purpose or by a majority vote of the members of the Board of Directors at any regular or special meeting of the Board of Directors duly convened after notice to the Board of Directors of that purpose, subject always to the power of the stockholders to change such action of the Board of Directors.

                                   Article 13
                            INTERPRETATION OF BY-LAWS

                  All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.